                                                                    EXHIBIT 3(a)

         Filed
         in the Office of the Secretary of State
         in the State of California March 23, 1959

                          CERTIFICATE OF INCORPORATION
                                       of
                          WESCO FINANCIAL CORPORATION


                 The undersigned DO HEREBY CERTIFY as follows:

         FIRST:  The name of the corporation is WESCO FINANCIAL CORPORATION.

         SECOND: The principal office of the corporation in the State of Delaware is located at 129 South State Street, in the City of Dover, County of Kent. The name and address of its resident agent is United States Corporation Company, 129 South State Street, in the City of Dover, County of Kent, State of Delaware.

         THIRD: The nature of the business of the corporation and the objects and purposes proposed to be transacted, promoted or carried on by it are:

         1. To underwrite, subscribe for, purchase, invest in, or re-invest, acquire, hold, pledge, hypothecate, exchange, sell, deal in and dispose of, alone or in syndicates or otherwise in conjunction with others, stocks, bonds, debentures, mortgages and other evidences of indebtedness and obligations of any corporation, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, including any savings and loan association, and evidences of any interest, in respect of any such stocks, bonds and other evidences of indebtedness and obligations, to issue in exchange therefor its own stocks, bonds or other obligations, and, while the owner or holder of any such, to exercise all the rights, powers and privileges of ownership in respect thereof; to make any guaranty with respect to the stocks, bonds or other securities of any person, firm, association or corporation, including any savings and loan association; to aid in any manner any person, firm, association or corporation, including any savings and loan association whose stocks, bonds or other securities are held or in any manner guaranteed by the corporation, or in which the corporation is any way interested; to do any other act or thing for the preservation, protection, improvement or enhancement of the value of any such stocks, bonds or other securities.

         2. To carry on the general business of insurance in all of its ramifications and including all lines appertaining thereto, specifically including but not limited to the business of:

                 (a) life insurance, including insurance upon the lives of persons or appertaining thereto, and the granting, purchasing or disposing of annuities;

                 (b) disability insurance, including insurance appertaining to injury, disablement or death resulting to the insured from accidents, and appertaining to disablement resulting to the insured from sickness;

                 (c) fire insurance including insurance against loss by fire, lightning, windstorm, tornado, or earthquakes; insurance against loss of, or destruction of, or damage to property when such insurance includes loss thereof by fire; and insurance by means of an all risk policy against any and all kinds of loss of, or damage to, or loss of use of any personal property.

         3. To carry on a general insurance agency and brokerage business, and to act as agents, brokers, or attorneys in fact for any persons, firms or corporations in connection with insurance of any kind or nature whatsoever.

         4. To conduct a general escrow business, including acting as escrow agent and doing a general escrow business for purchasers, sellers, lessors, lessees, trustees, beneficiaries, mortgagors, mortgagees, optionors, optionees and any and all persons, firms, associations or corporations interested in real or personal property, or any of them or in any transaction or transactions, and holding monies, grants, receipts, papers, securities and other property or evidences of property in escrow, and otherwise doing any act or performing any service necessary in the conduct of an escrow business.

         5. To conduct a general real estate agency and brokerage business, and to act as agents, brokers or attorneys in fact for any persons, firms or corporations in buying, selling, and dealing in real property and any and every estate or interest therein.

         6. To engage in any manufacturing, productive, extractive, development, investment, mercantile, trading or service business of any kind or character whatsoever.

         7. To render management, supervisor, accounting, technical or other services or advice for any person, firm, association or corporation, domestic or foreign, by contract or otherwise, and to receive therefor fixed or contingent compensation, or compensation in the form of commissions, management fees, shares in gross or net receipts or profits, or in any other manner, or upon any other terms whatsoever, or so to act without direct compensation.

         8. To acquire, construct, hold, use, develop, lease, encumber, sell, transfer or otherwise deal with, turn to account or dispose of any real, personal or mixed property or any powers, rights privileges, immunities, franchises, licenses, guaranties, grants or concessions.

         9. To borrow money and to make, accept, endorse or issue notes, bonds, debentures or any other evidences of indebtedness, without limit as to amount, and to secure the same by mortgage, pledge or otherwise.

         10. To adopt, file, acquire, hold, use, develop, license, lease, encumber, sell, transfer or otherwise deal with, turn to account or dispose of copy rights, trademarks, trade names, brands, designs, labels, letters patent, registrations of or applications for any of the foregoing, license rights, inventions, improvements, formulae or processes, under both the laws of the United States and the laws of any other government.

         11. To acquire, and to pay for in cash, stocks, bonds or any other securities of this corporation or otherwise, the whole or any part of the good will, business, assets and property, and to assume the whole or any part of the obligations and liabilities, of any person, firm, association or corporation.

         12. To enter into, make, perform and carry out contracts of any kind whatsoever, including contracts of guaranty, with any person, firm, association or corporation, public or private, or with any government or public authority.

         13. To manage, improve, develop, lease, encumber, sell, transfer or otherwise deal with, turn to account or dispose of the whole or any part of the property and assets of the corporation, and from time to time to vary any investment or employment of capital of the corporation.

         The corporation may do everything necessary, convenient or proper for the accomplishment or attainment of, and may do everything incidental or appurtenant to or growing out of or connected with, any power, object or purpose herein set forth or which the corporation may otherwise have or be permitted by law, as principal, factor, agent, contractor or otherwise and either alone or in association with others.

         The business of the corporation is from time to time to do any one or more of the acts and things herein set forth, and it shall have power to carry on its business, or any part thereof, to have offices and places of business and to exercise any or all of its corporate powers and rights both in the State of Delaware and the rest of the United States and in any and all places outside the United States.

         The objects and purposes of the corporation set forth herein shall be construed as powers as well as objects and purposes and their enumeration herein shall not be deemed to exclude, by inference or otherwise, any power, object or purpose which the corporation may have or be permitted, whether expressly or impliedly, under the laws of the State of Delaware now or hereafter in effect.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Seven Million Five Hundred Thousand (7,500,000) shares of par value of One Dollar ($1.00) per share. (By amendment January 18, 1977).

         FIFTH: The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000).

         SIXTH: The names and places of residence of each of the incorporators are:

         Name                     Residence
         ----                     ---------
         M. P. Gorsuch            129 South State Street
                                  Dover, Delaware

         M. R. Hall               129 South State Street
                                  Dover, Delaware

         E. E. Boyles             129 South State Street
                                  Dover, Delaware

         SEVENTH: The corporation is to have perpetual existence.

         EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

         NINTH:   The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation:

         1. In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors is expressly authorized:

                 (a) to make, alter, amend or repeal the by-laws of the corporation, unless otherwise provided in the by-laws;

                 (b) to set apart out of any of the funds of the corporation available for dividends a reserve or such reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

                 (c) to fix and determine and to vary the amount of the working capital of the corporation, to determine the use and disposition of the working capital and of any surplus or net profits over and above the capital of the corporation determined as provided by law and to pay dividends at such times and in such manner as they may determine;

                 (d) to authorize and cause to be executed mortgages and liens, without limit as to amount, upon the real and personal property of the corporation;

                 (e) to determine from time to time whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account, book or document of the corporation except as conferred by statute, unless authorized by the directors or by resolution of the stockholders;

                 (f) to make donations for the public welfare or for charitable, scientific or educational purposes;

                 (g) to authorize payment of fixed fees and other compensation to directors for their services as directors, including, without limitation, services as members of committees of directors; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor;

                 (h) to provide for and carry out and to recall, abolish, revise, amend, alter or change, a plan or plans for the participation by all or any of the employees, including directors and officers of the corporation or of any corporation in which or in the welfare of which, the corporation has any interest, and those actively engaged in the conduct of the corporation's business, in the profits of the corporation or of any branch or division thereof, as part of the corporations legitimate expenses, and for the furnishing to said employees and persons or any of them, at the corporation's expense, of medical services, insurance against accident, sickness, or death, pensions during old age, disability or unemployment, education, housing, social services, recreation or other similar aids for their relief or general welfare, in such manner and upon such terms and conditions as may be determined by the Board of Directors.

         In general, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by this Certificate of Incorporation or by the by-laws directed or required to be exercised or done by the stockholders.

         2. The number of directors of the corporation, which shall never be less than three, shall be fixed from time to time by the by-laws and may be altered from time to time by amendment of the by-laws.

         3. Election of directors need not be by ballot, unless the by-laws shall so require.

         4. No contract, transaction or act of the corporation shall be affected or invalidated by the fact that any of the directors of the corporation are in any wise interested in or connected with any other party to such contract, transaction or act or are themselves interested in or parties to such contract, transaction or act, provided that such interest shall be fully disclosed or otherwise known to those of the Board of Directors who act upon the matter at the time such contract, transaction or act is authorized, ratified or confirmed, and any such director may be counted in determining the existence of a quorum at any meeting at which such contract, transaction or act is authorized, ratified or confirmed, and may vote thereat in connection with such authorization, ratification or confirmation with like force and effect as if he were not so interested or connected or was not a party to such contract, transaction or act.

         5. The Board of Directors in its discretion may submit for approval, ratification or confirmation by the stockholders at any meeting thereof any contract, transaction or act of the Board or of any officer, agent or employee of the corporation, and any such contract, transaction or act which shall have been so approved, ratified or confirmed by the holders of a majority of the issued and outstanding stock entitled to vote shall be as valid and binding upon the corporation and upon the stockholders thereof as though it had been approved and ratified by each and every stockholder of the corporation.

         6. The corporation may indemnify or insure or both indemnify and insure any person who is or was a director, officer, employee or agent of the corporation or, at its request, of another corporation, partnership, joint venture, trust or other enterprise, to the full extent provided or permitted by its by-laws, as from time to time mended, and to the full extent to which those indemnified may now or hereafter be entitled under any law. agreement, vote of stockholders or disinterested directors or otherwise.

         7. No director of this Corporation shall have personal liability to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. The foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

         8. In the event that the General Corporation Law of the State of Delaware is amended after approval of this Article by the stockholders so as to authorize corporate action further eliminating or limiting the liability of directors, the liability of a director of this Corporation shall thereupon be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated by the provisions of this Article.

         9. Nothing contained in this Certificate of Incorporation shall be deemed to restrict the power of the directors or members of any committee to take any action, required or permitted to be taken by them, without a meeting, in accordance with applicable provisions of law.

         TENTH: No stockholder shall have any pre-emptive or preferential right to subscribe for or purchase any shares of any class of stock of the corporation, whether now or hereafter authorized and whether unissued or in the treasury, or any obligations or securities convertible into or carrying options or warrants to purchase shares of any class of stock of the corporation, at any time issued or sold, whether for cash or other consideration, or any right to subscribe to or purchase any thereof.

         ELEVENTH: Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock held by such stockholder, and at any election of directors every stockholder may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled or distribute his votes on the same principle among as many candidates as he thinks fit.

         TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or any amendment hereof in the manner now or hereafter prescribed by law, and all rights of the stockholders are subject to this reservation.

         IN WITNESS WHEREOF, we have made, signed and sealed this Certificate of Incorporation this 18th day of March, 1959.

                               M. P. GORSUCH                            (L.S.)
                               -----------------------------------------

                               M. R. HALL                               (L.S.)
                               -----------------------------------------

                               E. E. BOYLES                             (L.S.)
                               -----------------------------------------

                                    BY-LAWS

                                       OF

                          WESCO FINANCIAL CORPORATION

                                   ARTICLE I

                                    OFFICES

         The corporation may have offices and places of business, and the books and records of the corporation may be kept (except as otherwise provided by law), either within or without the State of Delaware.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. PLACE OF MEETINGS. -- The annual meeting of stockholders shall be held in Pasadena, California, at the place therein determined by the directors and set forth in the notice thereof, but other meetings of the stockholders may be held at such place or places (within or without the State of Delaware) as shall be fixed by the directors and stated in the notice of the meeting.

         SECTION 2. ANNUAL ELECTION OF DIRECTORS. -- The annual meeting of stockholders for the election of directors and the transaction of other business shall be held, commencing in 1995, on the third Wednesday of May, at 4:00 p.m., Pacific Time. (By amendment 12-14-94)

         If this date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as may be properly brought before the meeting.

         No change of the time or place of a meeting for the election of directors, as fixed by the by-laws. shall be made within sixty days next before the day on which such election is to be held. In case of any change in such time or place for such election of directors, notice thereof shall be given to each stockholder entitled to vote, in person, or by letter mailed to his last known post office address, twenty days before the election is held.

         SECTION 3. VOTING. -- Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after one year from its date. (By Amendment 3-19-63). After the first election of directors, except where the transfer books of the corporation shall have been closed or a date shall have been fixed as the record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the corporation within twenty days next preceding such election. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. Every stockholder entitled to vote in any election for directors of this corporation may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among as many candidates as he thinks fit. The candidates for directors receiving the highest number of votes up to the number of directors to be elected are elected. On all questions other than the questions of election of directors a majority vote shall decide the question except as otherwise provided by the Certificate of Incorporation or the laws of the state of Delaware.

         The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination of any stockholder during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

         SECTION 4. QUORUM. -- Except as otherwise required by law, by the Certificate of Incorporation or by these by-laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

        SECTION 5. SPECIAL MEETINGS. -- Special meetings of the stockholders for any purpose or purposes may be called by the President. and shall be called upon a requisition in writing therefor, stating the purpose or purposes thereof, delivered to the President or Secretary, signed by a majority of the directors or by a majority in amount of the entire capital stock of the corporation entitled to vote, or by resolution of the directors.

        SECTION 6. NOTICE OF MEETINGS. -- Written or printed notice stating the place and time of the meeting shall be given by the Secretary to each stockholder entitled to vote thereat, at his post office address as appearing on the books of the corporation, at least ten days before the meeting in the case of annual meetings, and five days before the meeting in the case of a special meeting, and in the case of a special meeting, the notice shall also state the general nature of the business to be considered at said special meeting.

        SECTION 7. ACTION TO BE TAKEN AT MEETING. -- In the case of special meetings no business shall be transacted thereat except that business which is referred to in the notice of meeting without the unanimous consent of all the stockholders entitled to vote thereat.

        SECTION 8. ACTION WITHOUT MEETING. -- Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken. shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. (By amendment 1-18-77)

                                 ARTICLE III

                                  DIRECTORS

        SECTION 1. NUMBER AND TERM. -- The number of directors shall be seven. (By Amendment 2-25-93) The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. Directors need not be stockholders.

        SECTION 2. RESIGNATIONS. -- Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

        SECTION 3. VACANCIES. -- If the office of any director, member of a committee or other officer becomes vacant the remaining directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

        SECTION 4. REMOVAL. -- Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose.

        SECTION 5. INCREASE OF NUMBER. -- The number of directors may be increased by amendment of these by-laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

        SECTION 6. POWERS. -- The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation, or by these by-laws conferred upon or reserved to the stockholders.

        SECTION 7. COMMITTEES. -- The Board of Directors may by resolution or resolutions, passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions or in these by-laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these by-laws or as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the board when required.

        SECTION 8. MEETINGS. -- The newly elected directors shall hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

        The Board of Directors of the corporation may hold their meetings, both regular and special, either within or without the State of Delaware.

        Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

        Special meetings of the board may be called by the President or by the Secretary on written request of any two directors on at least two days' notice, either personally or by mail or telegram, cable or radiogram, to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

        SECTION 9. QUORUM. -- A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

        SECTION 10. COMPENSATION. -- Directors may be paid for their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director. No such payments shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special and standing committees may be allowed like compensation for attending committee meetings.

        SECTION 11. ACTION WITHOUT MEETING. -- Unless otherwise restricted by the Certificate of Incorporation or these by-laws any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceeding of the Board of Directors or of the committee.

                                  ARTICLE IV

                                   OFFICERS

        SECTION 1. OFFICERS. -- The officers of the corporation shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary, and such Assistant Treasurers and Assistant Secretaries as the Board of Directors may deem proper. In addition, the Board of Directors may elect a Chairman and Vice Chairman of the Board of Directors. (By amendment 12-21-89) All of such officers shall be elected by the Board of Directors. None of the officers, except the Chairman and Vice Chairman of the Board of Directors and the President, need be directors. (By amendment 12-21-89) The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. Any two offices, other than those of President and Vice President, may be held by the same person. More than two offices, other than those of President and Secretary, may be held by the same person. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board may be removed at any time by an affirmative vote of the majority of the Board. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

        SECTION 2. OTHER OFFICERS AND AGENTS. -- The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

        SECTION 3. CHAIRMAN AND VICE CHAIRMAN. (By Amendment 12-21-89) -- The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and Stockholders and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors or the Executive Committee. The Vice Chairman shall preside at all meetings of the Board of Directors and of the Stockholders at which the Chairman is not present and shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors or the Executive Committee. (By Amendment 12-21-89)

        SECTION 4. PRESIDENT. -- The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed, the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

        SECTION 5. VICE PRESIDENT. -- Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Directors.

        SECTION 6. TREASURER. -- The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

        The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

        SECTION 7. SECRETARY. -- The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these by-laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these by-laws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

        SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. -- Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

        SECTION 9. COMPENSATION. -- Compensation of officers, agents or employees shall be fixed from time to time by the Board of Directors or by such committee or committees, or person or persons, if any, to whom such power shall have been delegated by the Board of Directors.

                                  ARTICLE V

                                MISCELLANEOUS

        SECTION 1. CERTIFICATES OF STOCK. -- Certificates of stock, numbered and with the seal of the corporation affixed, signed by the President or Vice President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. When such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation and a registrar, the signatures of such officers may be facsimiles.

        In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates, shall cease to be such officer or officers of this corporation, whether because of death, resignation or otherwise, before said certificate or certificates have been delivered by this corporation, such certificate or certificates may nevertheless be adopted by this corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be such officer or officers of this corporation.

        SECTION 2. LOST CERTIFICATES. -- A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

         SECTION 3. TRANSFER OF SHARES. -- The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and a duplicate thereof mailed to the Delaware office, and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

         SECTION 4. CLOSING OF TRANSFER BOOKS. -- The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding sixty days (By Amendment 1-18-77) preceding the date of any meeting of stockholders or date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period of not exceeding sixty days (By Amendment 1-18-77) in connection with obtaining the consent of stockholders for any purpose. Provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty days (By Amendment 1-18-77) preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividends or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders only as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights or give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

         SECTION 5. DIVIDENDS. -- Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

         SECTION 6. SEAL. -- The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words, "CORPORATE SEAL DELAWARE". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         SECTION 7. CHECKS. -- All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

         SECTION 8. ADDRESSES OF STOCKHOLDERS. -- It shall be the duty of every stockholder to notify the corporation of his post office address and of any change therein. The latest address furnished by each stockholder shall be entered on the original stock ledger of the corporation and the latest address appearing thereon shall be deemed conclusively to be the post office address and the last-known post office address of such stockholder. If any stockholder shall fail to notify the corporation of his post office address, it shall be sufficient to send corporate notices to such stockholder at the address, if any, understood by the Secretary to be his post office address, or in the absence of such address, to such stockholder at the General Post Office in the city, town or place in the State of Delaware where the principal office of the corporation is located.

         SECTION 9. NOTICES AND WAIVERS THEREOF. -- Whenever any notice whatever is required by these by-laws or by the Certificate of Incorporation, as amended, or by any law to be given to any stockholder, director or officer, such notice, except as otherwise provided by law, may be given personally or be given by telegram, cable or radiogram, addressed to such stockholder at the address set forth as provided in Section 8 of Article V, or to such director or officer at his place of business with the corporation, if any, or at such address as appears on the books of the corporation, or the notice may be given in writing by mail, in a sealed wrapper, postage prepaid, addressed to such stockholder at the address set forth in Section 8 of Article V, or to such director or officer at his place of business with the corporation, if any, or such address as appears on the books of the corporation; and any notice given by telegram, cable or radiogram shall be deemed to have been given when it shall have been deposited in a post office, in a regularly maintained letter box or with a postal carrier. A waiver of any such notice in writing, signed by the person entitled to such notice or, in the case of a stockholder, by his duly authorized attorney, whether before or after the time of the action for which such notice is required, shall be deemed the equivalent thereof; and the presence at any meeting of any person entitled to notice thereof or, in the case of a stockholder, his duly authorized attorney, shall be deemed a waiver of such notice as to such person.

         SECTION 10. VOTING UPON STOCKS. -- The Board of Directors (whose authorization in this connection shall be necessary in all cases) may from time to time appoint an attorney or attorneys or agent or agents of the corporation, or may at any time or from time to time authorize the President, any Vice President, the Treasurer or the Secretary to appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation to cast the votes which the corporation may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of the stock or securities of which may be held by the corporation, and to cumulate the voting in elections for directors, at meetings of the holders of the stock or other securities of such other corporation or association, or to consent in writing to any action by any such other corporation or association and the person or persons so appointed may be instructed as to the manner of casting such votes or giving such consent, and may be authorized to execute and deliver, on behalf of the corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as may be deemed necessary or proper in the premises.

                                   ARTICLE VI
                                   AMENDMENTS

         These by-laws may be altered or repealed and by-laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal or by-law or by-laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or by-law or by-laws to be made, be contained in the Notice of such Special Meeting.

                                  ARTICLE VII
                                 ANNUAL REPORT

         An Annual Report will be sent to the stockholders not later than 90 days after the close of the fiscal or calendar year, whichever year is adopted by the corporation. (BY AMENDMENT 3-19-63)

                                  ARTICLE VIII
                                INDEMNIFICATION

         SECTION 1. RIGHT TO INDEMNIFICATION. -- Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided however, that except for any proceeding seeking to enforce or obtain payment under any right to indemnification by the corporation, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if the corporation has joined in or consented to the initiation of such proceeding (or part thereof). The corporation may, by action of its Board of Directors, either on a general basis or as designated by the board of directors, provide indemnification to employees and agents of the corporation, or to any person serving at the request of the corporation as a director, officer,employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, and with the same scope and effect as the foregoing indemnification of directors and officers. Notwithstanding anything in this Article VIII to the contrary, no person shall be entitled to indemnification pursuant to this Article VIII on account of any suit in which judgment is rendered against such person for an accounting of profits made from the purchase and sale by such person of securities of the corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934.

         SECTION 2. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. Each person who is or becomes a director or officer of the corporation, or, if designated for indemnification by the Board of Directors, serves as an employee or agent of the corporation or serves at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided in this Article VIII.

         SECTION 3. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

         SECTION 4. EXPENSES AS A WITNESS. To the extent that any director, officer, employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

         SECTION 5. INDEMNITY AGREEMENTS. The corporation may enter into indemnity agreements with the persons who are members of its board of directors from time to time, and with such officers, employees and agents of the corporation and with such officers, directors, employees and agents of subsidiaries as the board may designate, such indemnity agreements to provide in substance that the corporation will indemnify such persons as contemplated by this Article VIII, and to include any other substantive or procedural provisions regarding indemnification as are not inconsistent with the General Corporation Law of Delaware. The provisions of such indemnity agreements shall prevail to the extent that they limit or condition or differ from the provisions of this Article VIII.

         SECTION 6. DEFINITION OF CORPORATION. For purposes of this Article VIII reference to "the corporation" includes all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.